UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2010

CROWN OIL AND GAS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52750
(Commission File Number)

98-0495144
(IRS Employer Identification No.)

190 – 119 N. Commercial Street, Bellingham, Washington 98225
(Address of principal executive offices and Zip Code)

(360) 392 - 3963
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

On March 22, 2010, Seale and Beers, CPAs, our principal independent accountant, informed us that its client-auditor relationship with us had ceased.

Seale and Beers was appointed as our independent registered public accounting firm on August 7, 2009. However, during the period from its appointment to the date of its resignation, Seale and Beers did not provide any audit services to our company or prepare any audit reports, and in particular, Seale and Beers did not prepare any reports on our financials statements for either of the past two years or subsequent interim period that contained an adverse opinion or disclaimer of opinion, or that were qualified or modified as to uncertainty, audit scope or accounting principles.

In addition, during our two most recent fiscal years and the subsequent interim periods thereto, there were no disagreements with Seale and Beers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on our company's financial statements.

We have requested that Seale and Beers furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Seale and Beers, CPAs dated April 15, 2010, to the Securities Exchange Commission regarding certain statements contained in this Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN OIL AND GAS INC.

/s/ Stanislav Bogomolov
Stanislav Bogomolov
President

Date: April 16, 2010